As filed with the Securities and Exchange Commission on May 1, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	600 North Dairy Ashford Houston, Texas 77079 (281) 293-6600	45-3779385
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Paula A. Johnson

Senior Vice President, Legal, General Counsel

and Corporate Secretary

600 North Dairy Ashford

Houston, Texas 77079

(281) 293-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William S. Anderson

Bracewell & Giuliani LLP

711 Louisiana, Suite 2300

Houston, Texas 77002-2770

(713) 221-1122

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share, of Phillips 66	13,000,000(1)(2)	$34.45(3)	$447,850,000(3)	$51,323.61(3)

(1)	Represents the maximum number of shares of Common Stock, par value $0.01 per share, of Phillips 66 issuable pursuant to the Omnibus Stock and Performance Incentive Plan of Phillips 66 (the “Plan”) being registered hereon.
(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)	Estimated solely for the purposes of determining the amount of the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low sale prices for the shares of the Registrant’s common stock as reported on a when-issued basis on The New York Stock Exchange on April 30, 2012.

PROSPECTUS

PHILLIPS 66

OMNIBUS STOCK AND PERFORMANCE INCENTIVE PLAN

The 13,000,000 shares of common stock covered by this prospectus may be acquired by participants in the Omnibus Stock and Performance Incentive Plan of Phillips 66 (the “Plan”), upon the exercise of certain options to purchase shares of our common stock or the exercise of certain stock appreciation rights (collectively, the “awards”), issued pursuant to the Plan. All awards are subject to the terms of the Plan and the applicable award agreement. Any proceeds received by us from the exercise of stock options covered by the Plan will be used for general corporate purposes.

Our common stock is listed on the New York Stock Exchange under the symbol “PSX.”

Investing in our securities involves risks that are referenced in the “Risk Factors” section on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2012.

ABOUT PHILLIPS 66	1

WHERE YOU CAN FIND MORE INFORMATION	1

FORWARD-LOOKING INFORMATION	2

PLAN OF DISTRIBUTION	4

RISK FACTORS	4

DESCRIPTION OF AWARD ADJUSTMENTS	5

USE OF PROCEEDS	4

LEGAL MATTERS	6

EXPERTS	6

i

ABOUT PHILLIPS 66

Phillips 66, a Delaware corporation, was incorporated on November 10, 2011 as a wholly owned subsidiary of ConocoPhillips, a Delaware corporation, which we refer to in this prospectus as “ConocoPhillips.” Effective as of April 30, 2012, Phillips 66 was separated from ConocoPhillips and became an independent, publicly traded company in a “spin-off” transaction. Following the spin-off, ConocoPhillips did not retain any ownership interest in our company. Our assets and business consist of those that ConocoPhillips attributed to its Downstream business, including its refining, marketing and transportation operations, including power generation; its natural gas gathering, processing, transmission and marketing operations (primarily conducted through its 50 percent equity investment in DCP Midstream, LLC (“DCP Midstream”)); and its petrochemical operations (conducted through its equity investment in Chevron Phillips Chemical Company LLC).

Phillips 66 offers a unique approach to downstream integration, comprising segment-leading refining and marketing, midstream and chemicals businesses. Its principal executive offices are located at 600 North Dairy Ashford, Houston, Texas, and its telephone number at that location is (281) 293-6600.

Except as otherwise indicated, references in this prospectus to “Phillips 66,” “PSX,” “we,” “us” and “our” refer to Phillips 66 and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Phillips 66 files annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information Phillips 66 has filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about Phillips 66 at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC relating to the common stock being offered pursuant to this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings Phillips 66 makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering. The documents we incorporate by reference are:

•

Phillips 66’s registration statement on Form 10 filed with the SEC on November 14, 2011, as amended, including, without limitation, the description of capital stock contained in the registration statement; and

•	Phillips 66’s current reports on Form 8-K filed with the SEC on April 17, 2012 and May 1, 2012.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document not specifically described above by oral request or by written request at the following address:

Phillips 66

Investor Relations Department

600 North Dairy Ashford

Houston, Texas 77079

Telephone: 800-624-6440

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

FORWARD-LOOKING INFORMATION

This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by the words “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions.

We based the forward-looking statements on our current expectations, estimates and projections about ourselves and the industries in which we operate in general. We caution you that these statements are not guarantees of future performance as they involve assumptions that, while made in good faith, may prove to be incorrect, and involve risks and uncertainties we cannot predict. In addition, we based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:

•	Fluctuations in crude oil, natural gas liquids (“NGL”), and natural gas prices, refining and marketing margins and margins for our chemicals business;

•	Failure of new products and services to achieve market acceptance;

•	Unexpected changes in costs or technical requirements for constructing, modifying or operating facilities for manufacturing, refining or transportation projects;

•	Unexpected technological or commercial difficulties in manufacturing, refining or transporting our products, including chemicals products;

•	Lack of, or disruptions in, adequate and reliable transportation for our crude oil, natural gas, NGL, and refined products;

•

The level and success of natural gas drilling around DCP Midstream’s assets, the level and quality of gas production volumes around its assets and its ability to connect supplies to its gathering and processing systems in light of competition;

•	Inability to timely obtain or maintain permits, including those necessary for refinery projects; comply with government regulations; or make capital expenditures required to maintain compliance;

•	Failure to complete definitive agreements and feasibility studies for, and to timely complete construction of, announced and future refinery, chemical plant, midstream and transportation projects;

•	Potential disruption or interruption of our operations due to accidents, extraordinary weather events, civil unrest, political events, terrorism or cyber attacks;

•	International monetary conditions and exchange controls;

•	Substantial investment or reduced demand for products as a result of existing or future environmental rules and regulations;

•	Liability for remedial actions, including removal and reclamation obligations, under environmental regulations;

•	Liability resulting from litigation;

•

General domestic and international economic and political developments, including armed hostilities; expropriation of assets; changes in governmental policies relating to crude oil, natural gas, NGL or refined product pricing, regulation or taxation; other political, economic or diplomatic developments; and international monetary fluctuations;

•	Changes in tax, environmental and other laws and regulations (including alternative energy mandates) applicable to our business;

•	Limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets;

•	Inability to obtain economical financing for projects, construction or modification of facilities and general corporate purposes;

•	The operation and financing of our joint ventures;

•	Domestic and foreign supplies of crude oil and other feedstocks;

•	Domestic and foreign supplies of refined products, such as gasoline, diesel, jet fuel, home heating oil and petrochemicals;

•	Overcapacity or undercapacity in the refining and chemical industries;

•	Fluctuations in consumer demand for refined products;

•	Crude and refined product inventory levels;

•	The separation, as well as any agreements related thereto and the anticipated effects of restructuring or reorganization of business components; and

•

The factors generally described in the section entitled “Risk Factors” in the information statement filed with the SEC as part of our registration statement on Form 10 on November 14, 2011, as amended.

RISK FACTORS

You should carefully consider any specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, under the caption “Risk Factors” included in the information statement filed with the SEC as part of our registration statement on Form 10 on November 14, 2011, as amended, and under the caption “Risk Factors” in any of our subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information.” We cannot assure you of a profit or protect you against a loss on the shares of our common stock that you acquire under the Plan.

USE OF PROCEEDS

Any proceeds we receive from the exercise of stock options issued under the Plan will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness. We cannot estimate the amount of any such proceeds at this time.

PLAN OF DISTRIBUTION

In connection with the spin-off, awards of stock options, stock appreciation rights, restricted stock and restricted stock units that were previously made to former employees of ConocoPhillips and Phillips 66 (as of the date of the spin-off) under ConocoPhillips’ equity compensation program were converted into adjusted awards based on ConocoPhillips common stock and “new” awards based on Phillips 66 common stock, as described below under “Description of Award Adjustments.” The awards that are based on our common stock were granted by us under the Plan, in accordance with the terms of the employee matters agreement that we entered into with ConocoPhillips in connection with the spin-off, and were made in partial substitution of the stock options, stock appreciation rights, shares of restricted stock or restricted stock units that were previously granted under ConocoPhillips’ equity compensation program. The registration statement of which this prospectus forms a part only covers awards that were granted under the Plan to current and former employees and directors of ConocoPhillips subsidiaries and former directors of ConocoPhillips who do not become employees or directors of Phillips 66, and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such awards. The registration statement does not cover any awards that were granted to any individual who, upon completion of the spin-off, was employed by or was serving on the board of directors of either ConocoPhillips or Phillips 66, or any other awards that we may grant under the Plan in the future.

DESCRIPTION OF AWARD ADJUSTMENTS

The employee matters agreement establishes, among other things, the mechanics for the conversion and adjustment on the distribution date of equity awards granted under ConocoPhillips’ equity compensation plans into adjusted ConocoPhillips awards and Phillips 66 awards. In accordance with the employee matters agreement, effective on the distribution date:

•

Outstanding stock options to purchase shares of ConocoPhillips common stock whether exercisable or not on May 1, 2012, held by former officers, employees or directors of ConocoPhillips, were converted into an adjusted ConocoPhillips stock option and a Phillips 66 stock option. The ConocoPhillips and Phillips 66 stock options received by each optionee, when combined, will generally preserve the intrinsic value of each original stock option grant and the ratio of the exercise price to the fair market value of ConocoPhillips common stock on the distribution date. The resulting adjusted ConocoPhillips stock options and Phillips 66 stock options are subject to substantially the same terms, vesting and exercise conditions and other restrictions, if any, that were applicable to the ConocoPhillips stock option immediately prior to the distribution. Outstanding stock options to purchase shares of ConocoPhillips common stock that are exercisable on May 1. 2012, held by officers, employees or directors of subsidiaries of ConocoPhillips who do not become officers, employees or directors of Phillips 66 will be treated in the same manner as described above.

•

Outstanding vested ConocoPhillips stock appreciation rights held by former officers, employees or directors of ConocoPhillips or by officers, employees or directors of subsidiaries of ConocoPhillips who do not become officers, employees or directors of Phillips 66 were converted into adjusted ConocoPhillips stock appreciation rights and Phillips 66 stock appreciation rights to receive a payment in cash. Both stock appreciation rights, when combined, generally preserve the aggregate intrinsic value of the original stock appreciation right grant. They will also generally preserve the ratio of exercise price to the fair market value of ConocoPhillips common stock on the distribution date. At the effective time of the spin-off, there were no outstanding unvested stock appreciation rights issued by ConocoPhillips.

•

Outstanding shares of ConocoPhillips restricted stock held by former officers, employees or directors of ConocoPhillips or by officers, employees or directors of subsidiaries of ConocoPhillips who do not become officers, employees or directors of Phillips 66 were converted into adjusted shares of ConocoPhillips restricted stock and shares of Phillips 66 restricted stock, determined by applying the distribution ratio in the same way as if the shares of ConocoPhillips restricted stock were fully vested shares of ConocoPhillips common stock on the distribution date. The adjusted shares of ConocoPhillips restricted stock and the shares of Phillips 66 restricted stock will be subject to substantially the same terms and conditions immediately following the distribution date as immediately prior to the distribution date.

•

Outstanding ConocoPhillips restricted stock units (“ConocoPhillips RSUs”) held by certain officers, employees or directors of subsidiaries of ConocoPhillips who do not become officers, employees or directors of Phillips 66 were converted into adjusted ConocoPhillips RSUs and Phillips 66 restricted stock units (“Phillips 66 RSUs”), determined by applying the distribution ratio to the ConocoPhillips RSUs in the same way as if such ConocoPhillips RSUs were fully vested shares of ConocoPhillips common stock on the distribution date. The adjusted ConocoPhillips RSUs and Phillips 66 RSUs will be subject to substantially the same terms and conditions immediately following the distribution date as immediately prior to the distribution date.

•

Outstanding ConocoPhillips restricted stock units issued in connection with certain performance share programs and long-term incentive plans (“ConocoPhillips PSUs”) held by former officers, employees or directors of ConocoPhillips or by officers, employees or directors of subsidiaries of ConocoPhillips who do not become officers, employees or directors of Phillips 66 were converted into adjusted ConocoPhillips PSUs and Phillips 66 units (“Phillips 66 PSUs”), determined by applying the distribution ratio to the ConocoPhillips PSUs in the same way as if such ConocoPhillips PSUs were fully vested shares of ConocoPhillips common stock on the distribution date. The adjusted ConocoPhillips PSUs and Phillips 66 PSUs will be subject to substantially the same terms and conditions immediately following the distribution date as immediately prior to the distribution date.

In adjusting ConocoPhillips equity awards, or granting substitute Phillips 66 equity awards, the conversion method may result in fractional shares. Any fractional shares subject to adjusted ConocoPhillips stock options and substitute Phillips 66 stock options are disregarded, and the number of shares subject to such stock options are rounded down to the next lower whole number of shares. Any fractional shares underlying stock appreciation rights are similarly disregarded and the number of shares underlying stock appreciation rights are rounded down to the next lower whole number of shares. Any fractional shares which result from the conversion of the ConocoPhillips RSUs or ConocoPhillips PSUs are rounded up to the nearest whole share.

The mechanics for conversion and adjustment of the equity awards summarized above are more fully described in Article IV of the employee matters agreement. The foregoing descriptions of the equity award adjustments are qualified in their entirety by the complete terms and conditions of the employee matters agreement, which is filed as an exhibit to our registration statement on Form 10 filed with the SEC on March  1, 2012, as amended, and incorporated in this prospectus by reference.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Michael L. Riggs, Phillips 66’s Deputy General Counsel, or another of Phillips 66’s lawyers, and Bracewell & Giuliani LLP, Houston, Texas, our outside counsel.

EXPERTS

The combined financial statements of Phillips 66 as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011 (including the schedule appearing therein), appearing in Phillips 66’s registration statement on Form 10, as amended, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance of Distribution

The following table sets forth expenses payable by Phillips 66 in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates except the SEC registration fee.

SEC registration fee	$51,324
Accounting fees and expenses	20,000
Legal fees and expenses	50,000
Transfer Agent, Registrar and Trustee Fees	5,000
Miscellaneous	3,676

Total	$130,000

Item 15.	Indemnification of Directors and Officers

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended.

Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a officer, director, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by Phillips 66’s amended and restated certificate of incorporation or by-laws, a vote of stockholders or disinterested directors, agreement or otherwise.

Under the DGCL, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

Our amended and restated certificate of incorporation and by-laws provide that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was our director or officer, or by reason of the fact that our director or officer is or was serving, at our request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us. We will indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action if such person acted in good faith and in a manner reasonably believed to be in our best interests and, with respect to any criminal proceeding, had no reason to believe their conduct was unlawful. A similar standard will be applicable in the case of derivative actions, except that indemnification will only extend to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and court approval will be required before there can be any indemnification where the person seeking indemnification has been found liable to us. Any amendment of this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

We have also obtained insurance policies that insure our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. The insurance provides coverage, subject to its terms and conditions, if the Company is unable (e.g., due to bankruptcy) or unwilling to indemnify the directors and officers for a covered wrongful act.

Item 16.	Exhibits

Exhibit No.		Description

2.1	—	Separation and Distribution Agreement between ConocoPhillips and Phillips 66, dated as of April 26, 2012 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Phillips 66 with the SEC on May 1, 2012).

3.1	—	Amended and Restated Certificate of Incorporation of Phillips 66 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Phillips 66 with the SEC on May 1, 2012).

3.2	—	Amended and Restated By-Laws of Phillips 66 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Phillips 66 with the SEC on May 1, 2012).

4.1	—	Omnibus Stock and Performance Incentive Plan of Phillips 66.

5.1	—	Opinion of Bracewell & Giuliani LLP with respect to legality of the securities offered hereby.

23.1	—	Consent of Independent Registered Public Accounting Firm.

23.2	—	Consent of Bracewell & Giuliani LLP (contained in Exhibit 5.1).

24.1	—	Powers of Attorney of directors and officers of Phillips 66 (included on the signature pages of the Registration Statement).

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 1, 2012.

Phillips 66

By:	/s/ Greg G. Maxwell
Greg G. Maxwell
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Greg G. Maxwell, Paula A. Johnson and Grant F. Adamson, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of Phillips 66, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable Phillips 66 to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 1, 2012.

Signature	Title

/s/ Greg C. Garland	Chairman of the Board of Directors and
Greg C. Garland	Chief Executive Officer (Principal Executive Officer)

/s/ Greg G. Maxwell	Executive Vice President and
Greg G. Maxwell	Chief Financial Officer (Principal Financial Officer)

/s/ C. Doug Johnson	Vice President and Controller
C. Doug Johnson	(Principal Accounting Officer)

/s/ J. Brian Ferguson	Director
J. Brian Ferguson

/s/ William R. Loomis, Jr.	Director
William R. Loomis, Jr.

/s/ John E. Lowe	Director
John E. Lowe

/s/ Harold W. McGraw III	Director
Harold W. McGraw III

Signature	Title

/s/ Glenn F. Tilton	Director
Glenn F. Tilton

/s/ Victoria J. Tschinkel	Director
Victoria J. Tschinkel

EXHIBIT INDEX

Exhibit No.		Description

2.1	—	Separation and Distribution Agreement between ConocoPhillips and Phillips 66, dated as of April 26, 2012 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Phillips 66 with the SEC on May 1, 2012).

3.1	—	Amended and Restated Certificate of Incorporation of Phillips 66 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Phillips 66 with the SEC on May 1, 2012).

3.2	—	Amended and Restated By-Laws of Phillips 66 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Phillips 66 with the SEC on May 1, 2012).

4.1	—	Omnibus Stock and Performance Incentive Plan of Phillips 66.

5.1	—	Opinion of Bracewell & Giuliani LLP with respect to legality of the securities offered hereby.

23.1	—	Consent of Independent Registered Public Accounting Firm.

23.2	—	Consent of Bracewell & Giuliani LLP (contained in Exhibit 5.1).

24.1	—	Powers of Attorney of directors and officers of Phillips 66 (included on the signature pages of the Registration Statement).